UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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SYMBOL TECHNOLOGIES, INC.
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The following documents relating to the proposed merger between Symbol Technologies, Inc. (“Symbol”) and Motorola, Inc. (“Motorola”) are attached:

1. Form of Letter to Symbol Customers from CEO.

2. Form of Letter to Symbol Partners from CEO.

1. Form of Letter to Symbol Customers from CEO.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
2. Form of Letter to Symbol Partners from CEO.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

1.	Form of Letter to Symbol Customers from CEO.

Dear Valued Customer:

It’s been a little more than a month since Symbol announced an agreement to be acquired by Motorola. During this timeframe, we have continued our focus on meeting and exceeding our customers’ needs. I want to thank you all for your continued support and confidence in our relationship.

I’ve had the great pleasure of meeting and talking by phone with many of you and I’m happy to report that the feedback I’ve received on our proposed transaction with Motorola has been overwhelmingly positive. I couldn’t agree more, as my enthusiasm for our future continues to grow.

During the interim period between the announcement and the close of the transaction, we are very limited as to what we can say about the transaction. I look forward to providing you with detailed information once the transaction is closed, which we expect to happen either later this year or early next year. Until then, it’s business as usual.

In the meantime, I wanted to provide you with a brief progress update. We have already formed an integration team and have started the integration planning process. The team consists of a Steering Committee and Integration Management Office (IMO), as well as strategic and functional teams, all with representation from both companies. Leading Symbol’s integration team is our Chief Financial Officer, Tim Yates. I serve on the Steering Committee with several Symbol senior executives, including our recently named Senior Vice President of Worldwide Sales, Kathy Paladino.

Together, Symbol and Motorola share similar business approaches, focused on a customer-first environment, innovation and a commitment to excellence. In fact, Motorola has stated that one of the reasons it chose to join forces with Symbol was the quality of our customer base.

Our global footprint offers exciting potential in emerging markets around the world. We look forward to the opportunity to make that happen and enhancing our ability to provide you with an unrivaled portfolio of devices, networks and solutions.

Should you have any questions or concerns, please feel free to contact me, Kathy Paladino, Symbol senior vice president of worldwide sales, or your account manager.

I sincerely thank you for your continued support and for choosing Symbol as your provider of choice.

Regards,

Sal Iannuzzi
Symbol President and Chief Executive Officer

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition and required stockholder approval, the Company intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by going to the Company’s Investor Relations page on its corporate web site at www.symbol.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on

March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements contained in this schedule, including the expected timetable for completing the proposed transaction between the Company and Motorola, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding the Company’s or Motorola’s future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent management’s current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v) Motorola’s ability to successfully integrate the Company’s operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at the Company; (ix) the inability to protect either party’s intellectual property rights may weaken its competitive position; (x) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (xi) third parties may claim that either party’s products infringe their intellectual property rights; and (xii) the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statement in this schedule, and such forward-looking statements speak only as of the date hereof.

# # #

2.	Form of Letter to Symbol Partners from CEO.

Dear Valued Partner:

It’s been a little more than a month since Symbol announced an agreement to be acquired by Motorola. During this timeframe, we have driven our business together, without interruption. I want to thank you all for your continued support and confidence in our relationship.

During the past few weeks, I’ve had the great pleasure of meeting and speaking with many of our partners around the world. The feedback I’ve received on our proposed transaction with Motorola has been overwhelmingly positive. Personally, my enthusiasm for our future continues to grow.

As you may know, during the interim period, we are very limited as to what we can say about the Motorola transaction. However, I wanted to provide you with a brief progress update.

First, we have already formed an integration team and have started the integration planning process. The team consists of a Steering Committee and Integration Management Office (IMO), as well as strategic and functional teams, all with representation from both companies. Leading Symbol’s integration team is our Chief Financial Officer, Tim Yates. I serve on the Steering Committee with several Symbol senior executives, including our recently named Senior Vice President of Worldwide Sales, Kathy Paladino.

Second, I want you to know that our customer and channel-centric commitment remains strong. One of the reasons Motorola chose to join forces with Symbol is the breadth and reach of our distribution channel. Symbol’s channel network is highly valued by Motorola.

Together, Symbol and Motorola share similar business approaches, focused on a customer-first environment, innovation and a commitment to excellence. Our global footprint offers exciting potential in emerging markets around the world. We expect to enhance our ability to provide customers with an unrivaled portfolio of devices, networks and solutions, and that our partner community will have access to a broader portfolio of products and solutions.

We continue to expect that the transaction will close by the end of this year or early next year. Until the transaction closes, it’s business as usual. I will keep you informed as the process unfolds.

Should you have any questions or concerns, please feel free to contact me, Sandy Preizler, Symbol vice president of worldwide channels, or Kathy Paladino, Symbol senior vice president of worldwide sales, as well as your channel account manager.

Finally, a great thanks to everyone for the seamless transition into the fourth quarter. I wish you great Q4 success! Again, thanks for your continued support.

Regards,

Sal Iannuzzi
Symbol President and Chief Executive Officer

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed acquisition and required stockholder approval, the Company intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. The Company’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and the Company. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by the Company with the SEC by going to the Company’s Investor Relations page on its corporate web site at www.symbol.com.

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Certain statements contained in this schedule, including the expected timetable for completing the proposed transaction between the Company and Motorola, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding the Company’s or Motorola’s future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent management’s current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v) Motorola’s ability to successfully integrate the Company’s operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at the Company; (ix) the inability to protect either party’s intellectual property rights may weaken its competitive position; (x) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (xi) third parties may claim that either party’s products infringe their intellectual property rights; and (xii) the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC. The Company assumes no obligation to update or revise any forward-looking statement in this schedule, and such forward-looking statements speak only as of the date hereof.